Exhibit  23(j)



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 27 to Registration Statement No.33-12463 on Form N-1A of Centennial Money Market Trust of our report dated July 22, 1998, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the headings "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
May 14, 1999